Exhibit 99.1

Community Bankers Trust Corporation Reports Results for Second Quarter of 2017

Net income of $2.9 million for the second quarter of 2017 and $5.4 million for the first six months of 2017 are substantial increases over the same periods in 2016

Conference Call on Wednesday, July 26, 2017, at 10:00 a.m. Eastern Time

Richmond, VA, July 26, 2017 - Community Bankers Trust Corporation (the “Company”) (NASDAQ: ESXB), the holding company for Essex Bank (the “Bank”), today reported results for the second quarter and first six months of 2017.

Income Statement- Three Months ended June 30, 2017 compared with Three Months ended March 31, 2017

•	Net income of $2.9 million for the second quarter of 2017 is an increase of $441,000, or 17.7%, on a linked quarter basis.

•	Interest and fees on loans increased $355,000, or 3.7%.

•	Service charges on deposit accounts increased 7.3%, as a result of growth in retail deposits.

•	Mortgage loan income increased $38,000, or 115.2%, as this line of business has been revamped at a lower cost basis and is gaining momentum.

Income Statement- Six Months ended June 30, 2017 compared with Six Months ended June 30, 2016

•	Net income of $5.4 million is an increase of $689,000, or 14.5%.

•	Total interest and dividend income of $26.2 million is an increase of $2.0 million, or 8.3%.

•	Interest and fees on loans increased 12.2%, or $2.1 million.

•	Net interest income increased $1.5 million, or 7.3%.

•	Service charges on deposit accounts grew $165,000, or 14.1%.

Income Statement- Three Months ended June 30, 2017 compared with Three Months ended June 30, 2016

•	Net income of $2.9 million for the second quarter of 2017 is an increase year-over-year of $616,000, or 26.6%.

•	Total interest and dividend income increased $1.1 million, or 9.0%, in the second quarter of 2017 over the same period in 2016, led by interest and fees on loans, which increased $1.1 million, or 12.2%.

•	Net interest income after provision for loan losses increased $941,000, or 9.4%, year-over-year.

Balance Sheet- Year-over-year- June 30, 2017 compared with June 30, 2016

•	Loans grew $79.0 million, or 10.1%, from $785.0 million at June 30, 2016 to $864.0 million at June 30, 2017.

•	Other real estate owned declined 51.3% year-over-year and totaled $2.4 million.

•	Noninterest bearing deposits grew $22.8 million, or 19.7%, year-over-year and totaled $138.5 million, representing 12.8% of total deposits.

•	Wholesale funding balances declined $40.5 million, or 26.5%, year-over-year as core deposits have increased.

MANAGEMENT COMMENTS

Rex L. Smith, III, President and Chief Executive Officer, stated, “The second quarter was an active period for the Company. We opened new branches in Richmond and Lynchburg and still managed a meaningful increase in core earnings. Although only open for a short time, both branches are ahead of expectations and are adding core funding to our deposit mix. While the branches created an increase in noninterest expense for the quarter, that expense was more than offset by increases in both overall interest income and noninterest income. This translated to an overall increase of 17.7% in net income on a linked quarter basis.”

Smith added, “All of the core areas of the Bank are showing great progress as we continue to grow the franchise and the overall earnings power. While we are in very competitive markets, we continue to stick to our focus of building total relationships and not engaging in transactional business for the sake of pure growth. That strategy has allowed us to keep a strong interest margin and increase noninterest income through growth in our core customer base.”

Smith concluded, “We are pleased with the results of the second quarter and the first half of the year and remain excited for the increased growth opportunities we see for the remainder of the year.”

RESULTS OF OPERATIONS

Net income was $2.9 million for the second quarter of 2017, compared with $2.5 million in the first quarter of 2017 and $2.3 million in the second quarter of 2016. Earnings per common share, basic and fully diluted, were $0.13 per share, $0.11 per share and $0.11 per share for the three months ended June 30, 2017, March 31, 2017, and June 30, 2016, respectively.

The increase of $441,000 in net income during the second quarter of 2017 compared with the first quarter of 2017 was the result of an increase of $107,000 in net interest income, an increase of $35,000 in noninterest income and a reduction of $384,000 in income tax expense, offset by an increase of $85,000 in noninterest expenses.

The increase of $616,000 in net income in the second quarter of 2017 over the same period in 2016 was driven by a $1.1 million increase in interest and fees on loans, which resulted in an increase in net interest income of $741,000, or 7.2%. Also improving in the second quarter of 2017 versus the same period in 2016 was a reduction of $189,000, or 21.5%, in income tax expense. Offsetting these improvements was an increase of $307,000, or 3.7%, in noninterest expenses and a decrease of $207,000 in noninterest income, as gains on securities transactions declined $224,000 year-over-year.

Net income was $5.4 million for the six months ended June 30, 2017 compared with $4.7 million for the first half of 2016. The increase in net income was the result of an increase of $2.0 million in interest and dividend income, driving an improvement in net interest income of $1.5 million. Another improvement was a decline of $96,000 in income tax expense. Offsetting the increases in net income was an increase of $727,000, or 4.5%, in noninterest expenses and a decline of $375,000 in noninterest income. Basic and fully diluted earnings per common share for the six months ended June 30, 2017 were $0.25 compared with $0.22 for the same period in 2016. This represents an increase of 13.6%.

The following table presents summary income statements for the three months ended June 30, 2017, March 31, 2017 and June 30, 2016 and the six months ended June 30, 2017 and June 30, 2016.

SUMMARY INCOME STATEMENT
(Dollars in thousands)	For the three months ended			For the six months ended
	30-Jun-17	31-Mar-17	30-Jun-16	30-Jun-17		30-Jun-16
Interest income	$13,220	$12,948	$12,133	$26,168		$24,171
Interest expense	2,246	2,081	1,900	4,327		3,825
Net interest income	10,974	10,867	10,233	21,841		20,346
Provision for loan losses	-	-	200	-		200
Net interest income after provision for loan losses	10,974	10,867	10,033	21,841		20,146
Noninterest income	1,188	1,153	1,395	2,341		2,716
Noninterest expense	8,536	8,451	8,229	16,987		16,260
Income before income taxes	3,626	3,569	3,199	7,195		6,602
Income tax expense	692	1,076	881	1,768		1,864
Net income	$2,934	$2,493	$2,318	$5,427		$4,738

EPS Basic	$0.13	$0.11	$0.11	$0.25	*	$0.22
EPS Diluted	$0.13	$0.11	$0.11	$0.25	*	$0.22

Return on average assets, annualized	0.92%	0.82%	0.79%	0.86%		0.81%
Return on average equity, annualized	9.75%	8.74%	8.36%	9.16%		8.68%

*Earnings per share, both basic and fully diluted, were $0.134 in the second quarter of 2017 and $0.113 in the first quarter of 2017, resulting in six months 2017 EPS of $0.247, thus rounding to $0.25.

Note: References to loans generally exclude Purchased Credit Impaired (“PCI”) loans unless otherwise noted.

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Net Interest Income

Linked Quarter Basis

Net interest income was $11.0 million for the quarter ended June 30, 2017 compared with $10.9 million for the quarter ended March 31, 2017. This is an increase of 1.0%, or $107,000.

Total interest and dividend income on a linked quarter basis increased $272,000, or 2.1%, to $13.2 million for the second quarter of 2017. This resulted in a tax-equivalent yield on earning assets of 4.53%, a decline of eight basis points on a linked quarter basis. Interest income with respect to loans increased $355,000, or 3.7%, during the second quarter when compared with the first quarter of 2017. This increase was partially attributed to a full quarter of earnings from $15.9 million, or 1.9%, in loan growth generated in the first quarter of 2017 coupled with loan growth of $11.8 million, or 1.4%, in the second quarter of 2017. Interest income with respect to PCI loans declined $26,000, or 1.8%, during the second quarter, due to lower average balances in the loan portfolio precipitated by continued repayments.

Securities income equaled $1.8 million in the second quarter of 2017 compared with $1.8 million in the first quarter of 2017, a decrease of $83,000. On a tax equivalent basis, securities income was $2.1 million for the second quarter of 2017 versus $2.2 million for the linked quarter. The decline in income was created by a decline on the tax-equivalent rate of return on the portfolio, which was 3.09% in the second quarter of 2017, down from 3.22% in the first quarter of 2017.

Interest expense increased $165,000, or 7.9%, on a linked quarter basis as average interest bearing liabilities balances increased by $20.2 million, or 2.0%. The Company’s cost of interest bearing liabilities increased four basis points, from 0.85% in the first quarter of 2017 to 0.89% in the second quarter. The Company’s increase in funding costs is the result of replacing wholesale funding sources with retail deposits, including new branch promotion. The cost of FHLB and other borrowings was 1.42% for the second quarter of 2017. During the second quarter of 2017, the average balance of FHLB borrowings was $84.5 million.

With the changes in net interest income noted above, the tax equivalent net interest margin was 3.78% in the second quarter of 2017 and 3.88% in the first quarter of 2017. Likewise, the interest spread was 3.64% and 3.76%, respectively, in the second and first quarters of 2017.

Year-Over-Year Six Months

For the first half of 2017, net interest income increased $1.5 million, or 7.3%, and was $21.8 million. The yield on earning assets of 4.57% compared with 4.52% for the first six months of 2016. Interest and fees on loans of $19.5 million in the first two quarters of 2017 was an increase of $2.1 million compared with $17.4 million for the same period in 2016. Interest and fees on PCI loans declined $223,000 over this same time frame. Securities income increased $63,000 for the first six months of 2017 compared with the same period in 2016. On a tax-equivalent basis, income on securities increased $89,000 and the tax-equivalent yield on the portfolio was 3.15% for the first two quarters of 2017 and 3.12% for the same period in 2016.

Interest expense of $4.3 million represents an increase of $502,000 in the first six months of 2017 compared with the same period in 2016. Total average interest bearing liabilities increased 5.9%, or $56.5 million, as loan growth has been fueled by an average balance increase of 12.1%, or $63.4 million, in time deposits and by a $23.8 million, or 22.4%, increase in noninterest bearing deposits.

The tax equivalent net interest margin was 3.83% for the first six months of 2017 versus 3.82% for the first six months of 2016. The net interest spread was 3.70% for the first six months of 2017 versus 3.71% for the first six months of 2016.

Year-Over-Year Quarter

Net interest income increased $741,000, or 7.2%, from the second quarter of 2016 to the second quarter of 2017 and was $11.0 million. The yield on earning assets of 4.53% in the second quarter of 2017 is an increase of two basis points from 4.51% for the second quarter of 2016. The yield for the second quarter of 2017 was positively influenced by an increase in the yield on loans, from 4.59% in the second quarter of 2016 to 4.64% for the same period in 2017. Additionally, the tax-equivalent yield on securities increased from 3.03% in the second quarter of 2016 to 3.09% in the second quarter of 2017. Interest and dividend income increased $1.1 million, or 9.0%, over this time period. The average balance of loans increased $85.8 million, or 11.1%, from $774.6 million in the second quarter of 2016 to $860.4 million in the second quarter of 2017. Interest income on securities on a tax equivalent basis increased by $107,000, year-over-year, from $2.0 million in the second quarter of 2016 to $2.1 million in the second quarter of 2017. Interest and fees on PCI loans decreased by $103,000 year-over-year and was $1.5 million for the second quarter of 2017. The yield on the PCI portfolio was 11.8% in the second quarter of 2017 compared with 11.2% in the second quarter of 2016. The average balance of the PCI portfolio declined $6.5 million for the year-over-year comparison period.

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Interest expense increased $346,000, or 18.2%, when comparing the second quarter of 2016 and the second quarter of 2017. Interest expense on deposits increased $407,000, or 26.5%, as the average balance of interest bearing deposits increased $93.3 million, or 11.1%. The Bank’s cost of interest bearing liabilities increased from 0.80% in the second quarter of 2016 to 0.89% in the second quarter of 2017.

The tax equivalent net interest margin declined four basis points from 3.82% in the second quarter of 2016 to 3.78% in the second quarter of 2017. Likewise, the interest spread decreased from 3.71% to 3.64% over the same time period.  The decline in the margin was precipitated by an increase of two basis points in yield on earning assets, offset by an increase of nine basis points in the cost of total interest bearing liabilities.

The following table compares the Company's net interest margin, on a tax-equivalent basis, for the three months ended June 30, 2017, March 31, 2017 and June 30, 2016 and for the six months ended June 30, 2017 and June 30, 2016.

NET INTEREST MARGIN
(Dollars in thousands)	For the three months ended			For the six months ended
	30-Jun-17	31-Mar-17	30-Jun-16	30-Jun-17	30-Jun-16
Average interest earning assets	$1,197,207	$1,167,100	$1,103,791	$1,182,237	$1,097,997
Interest income	$13,220	$12,948	$12,133	$26,168	$24,171
Interest income - tax-equivalent	$13,532	$13,256	$12,420	$26,787	$24,764
Yield on interest earning assets	4.53%	4.61%	4.51%	4.57%	4.52%
Average interest bearing liabilities	$1,017,342	$997,188	$948,916	$1,007,321	$950,826
Interest expense	$2,246	$2,081	$1,900	$4,327	$3,825
Cost of interest bearing liabilities	0.89%	0.85%	0.80%	0.87%	0.81%
Net interest income	$10,974	$10,867	$10,233	$21,841	$20,346
Net interest income - tax-equivalent	$11,286	$11,175	$10,520	$22,461	$20,939
Interest spread	3.64%	3.76%	3.71%	3.70%	3.71%
Net interest margin	3.78%	3.88%	3.82%	3.83%	3.82%

Provision for Loan Losses

The Company records a separate provision for loan losses for its loan portfolio, excluding PCI loans, and the PCI loan portfolio. There was no provision for loan losses recorded for either portfolio during the second quarter of 2017. Likewise, there was no provision for loan losses in the first quarter of 2017. There was a provision for loan losses on the loan portfolio, excluding PCI loans, of $200,000 recorded in the second quarter of 2016. The provision for loan losses booked in the second quarter of 2016 supported general reserves following loan growth of $19.5 million during that quarter. During the other periods, the absence of a provision was the direct result of nominal charge-offs and the ongoing stabilization of asset quality. Additional discussion of loan quality is presented further under “Asset Quality” below.

Noninterest Income

Linked Quarter Basis

Noninterest income was $1.2 million for the second quarter of 2017, compared with $1.2 million for the first quarter of 2017.  The $35,000, or 3.0%, increase in noninterest income on a linked quarter basis was the result of an increase of $47,000 in service charges on deposit accounts, an increase of $38,000 in mortgage loan income, an increase of $7,000 in other noninterest income and an increase of $1,000 in income on bank owned life insurance. Partially offsetting these increases was a decrease of $58,000 in gain on securities transactions.

Year-Over-Year Six Months

Noninterest income was $2.3 million for the first six months of 2017, a decrease of $375,000, or 13.8%, compared with $2.7 million for the first six months of 2016. Securities gains of $132,000 in the first two quarters of 2017 compared with $520,000 for the same period in 2016, a decrease of $388,000. Mortgage loan income of $104,000 for the first six months of 2017 is a decline of $243,000 from mortgage loan income of $347,000 for the same period in 2016. The Company discontinued a wholesale mortgage operation at the end of the third quarter of 2016 and has shifted to a platform that requires lower overhead but has equivalent or better net revenue potential. Offsetting these declines were a $165,000 increase in service charges on deposit accounts, which were $1.3 million for the first six months of 2017. The increase in service charges is the result of an increased volume of DDA accounts in 2017 versus the same period in 2016.

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Year-Over-Year Quarter

Noninterest income decreased $207,000, or 14.8%, from the second quarter of 2016 to the second quarter of 2017. Gains on securities transactions were $37,000 in the second quarter of 2017 compared with $261,000 in the second quarter of 2016, decreasing $224,000. Also decreasing year-over-year was mortgage loan income, which decreased $103,000. Offsetting these decreases were increases in service charges on deposit accounts, which increased by $91,000, or 15.2%, on a higher level of demand deposit accounts. Income on bank owned life insurance increased by $31,000 over the comparison period.

Noninterest Expenses

Linked Quarter Basis

Noninterest expenses totaled $8.5 million for the second quarter of 2017, as compared with $8.5 million for the first quarter of 2017, an increase of $85,000, or 1.0%. Notable increases were in salaries and employee benefits, which were $4.9 million in the second quarter of 2017, an increase of $204,000 compared with the linked quarter as the Bank opened two new branch banking facilities during the second quarter of 2017, one in western Henrico and the other in Lynchburg. Other operating expenses increased $76,000, or 4.9%. Partially offsetting these increases was a decrease of $138,000 in amortization of intangibles, which was $339,000 in the second quarter of 2017 and $477,000 during the linked quarter. Core deposit intangible amortization of $138,000 per month was fully amortized on May 31, 2017 and resulted in the elimination of this expense for future periods. Among other items declining on a linked quarter basis was FDIC assessment, which decreased $37,000 in the second quarter, and equipment expenses, which decreased $24,000 in the second quarter. The decrease in FDIC assessment was the result of a rate change in the first quarter of 2017, upon which the second quarter accrual was based. The FDIC assessment expense is a product of the rate and total average assets less average tangible equity.

Year-Over-Year Six Months

Noninterest expenses were $17.0 million for the first six months of 2017, as compared with $16.3 million for the same period in 2016. This is an increase of $727,000, or 4.5%. This increase is primarily the result from staffing, occupancy, equipment, data processing, advertising and supply costs associated with the six full months in 2017 of operating new offices opened in Fairfax during the first quarter of 2016, in Cumberland in August 2016 and in western Henrico and Lynchburg during 2017. The largest increase in noninterest expenses over this time frame was in salaries and employee benefits, which increased $396,000, or 4.3%. Occupancy expenses increased by $185,000. Other real estate (ORE) expenses increased by $178,000 for the first six months of 2017 compared with the same period in 2016. The increase in other real estate expenses was the direct result of $197,000 in net gain on sale of ORE and $30,000 in gain on disposal of the Catonsville branch during the first six months of 2016. Offsetting those gains were ORE legal and direct expenses of $158,000 in 2016 versus $103,000 in 2017 and rental income on ORE properties of $47,000 during the first six months of 2016, compared to $41,000 during the first six months of 2017. Data processing fees increased by $145,000, equipment expenses by $57,000 and other operating expenses by $41,000 in the first six month of 2017 compared with the same period in 2016. Offsetting these increases to noninterest expenses were decreases to amortization of intangibles, which declined $137,000, and to FDIC assessment, which declined $138,000.

Year-Over-Year Quarter

Noninterest expenses increased $307,000, or 3.7%, when comparing the second quarter of 2017 to the same period in 2016. Salaries and employee benefits increased $325,000 over this time frame while occupancy expenses increased $94,000, data processing expenses increased $72,000, other real estate expense increased $49,000 and equipment expenses increased $12,000. Offsetting these increases was a decrease of $137,000 in amortization of intangibles and a decrease of $88,000 in FDIC assessment.

Income Taxes

Income tax expense was $692,000 for the three months ended June 30, 2017 compared with income tax expense of $1.1 million and $881,000 for the first quarter of 2017 and second quarter of 2016, respectively. The effective tax rate for the second quarter of 2017 was 19.1% compared with 30.1% for the first quarter of 2017 and 27.5% for the second quarter of 2016. The effective tax rate for the six month period ended June 30, 2017 was 24.6% compared with 28.2% for the same period in 2016.

FINANCIAL CONDITION

Total assets increased $40.7 million, or 3.3%, to $1.291 billion at June 30, 2017 as compared with $1.250 billion at December 31, 2016. Total assets increased $101.0 million, or 8.5%, since June 30, 2016. Total loans were $864.0 million at June 30, 2017, increasing $27.8 million, or 3.3%, from year end 2016 and $79.0 million, or 10.1%, from June 30, 2016.  Total PCI loans were $48.4 million at June 30, 2017 versus $52.0 million and $54.8 million at year end 2016 and at June 30, 2016, respectively.

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During the first six months of 2017, multifamily loans exhibited the largest dollar volume increase, $11.4 million, or 29.2%, and were $50.5 million, representing less than 6% of the total portfolio. Commercial loans grew $8.0 million, or 6.2%, and had total balances of $137.3 million at June 30, 2017. Residential 1-4 family loans grew $4.6 million, or 2.2%, and had total balances of $212.5 million at June 30, 2017. Construction and land development loan balances of $100.7 million at June 30, 2017 grew $2.4 million during 2017.

In comparing June 30, 2017 to June 30, 2016 total loans grew $79.0 million, or 10.1%. Commercial loans grew $29.3 million, or 27.1%. Construction and land development loans grew $20.9 million, or 26.1%. Commercial mortgage loans on real estate, totaling $341.2 million, grew $15.8 million, or 4.9%.

The following table shows the composition of the Company's loan portfolio at June 30, 2017, March 31, 2017, December 31, 2016 and June 30, 2016.

LOANS (excluding PCI loans)
(Dollars in thousands)	30-Jun-17		31-Mar-17		31-Dec-16		30-Jun-16
	Amount	% of Loans	Amount	% of Loans	Amount	% of Loans	Amount	% of Loans
Mortgage loans on real estate:
Residential 1-4 family	$212,502	24.59%	$210,517	24.71%	$207,863	24.86%	$204,639	26.07%
Commercial	341,182	39.49	343,604	40.32	339,804	40.63	325,394	41.45
Construction and land development	100,677	11.65	96,152	11.28	98,282	11.75	79,826	10.17
Second mortgages	7,537	0.87	7,724	0.91	7,911	0.95	8,212	1.05
Multifamily	50,511	5.85	49,469	5.80	39,084	4.67	44,585	5.68
Agriculture	7,985	0.92	7,449	0.87	7,185	0.86	7,988	1.02
Total real estate loans	720,394	83.37	714,915	83.89	700,129	83.72	670,644	85.44
Commercial loans	137,261	15.89	130,729	15.34	129,300	15.46	107,953	13.75
Consumer installment loans	5,107	0.59	5,321	0.62	5,627	0.67	5,125	0.65
All other loans	1,287	0.15	1,261	0.15	1,243	0.15	1,294	0.16
Gross loans	864,049	100.00%	852,226	100.00%	836,299	100.00%	785,016	100.00%
Allowance for loan losses	(9,489)		(9,513)		(9,493)		(9,434)
Loans, net of unearned income	$854,560		$842,713		$826,806		$775,582

The Company’s securities portfolio, excluding equity securities, declined $3.5 million, or 1.3%, from $262.7 million at December 31, 2016 to $259.3 million at June 30, 2017. Net realized gains of $132,000 were recognized during the first six months of 2017 through sales and call activity, as compared with $520,000 recognized during the first six months of 2016.

The Company had cash and cash equivalents of $41.4 million, $21.1 million, and $18.2 million at June 30, 2017, December 31, 2016 and June 30, 2016, respectively. There were federal funds sold of $152,000 at June 30, 2017 and federal funds purchased of $4.7 million at December 31, 2016 and $12.3 million at June 30, 2016.

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The following table shows the composition of the Company's securities portfolio, excluding equity securities, at June 30, 2017, March 31, 2017, December 31, 2016 and June 30, 2016.

SECURITIES PORTFOLIO
(Dollars in thousands)	30-Jun-17		31-Mar-17		31-Dec-16		30-Jun-16
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Securities Available for Sale
U.S. Treasury issue and other
U.S. Government agencies	$47,450	$46,829	$49,637	$48,954	$58,724	$57,976	$37,898	$37,518
U.S Government sponsored agencies	2,844	2,790	2,921	2,862	3,452	3,336	2,000	2,000
State, county, and municipal	123,625	125,833	125,731	127,087	121,686	122,773	122,840	129,108
Corporate and other bonds	16,087	16,090	16,246	16,061	15,936	15,503	14,199	13,523
Mortgage backed securities - U.S. Government agencies	4,372	4,254	3,606	3,476	3,614	3,495	5,210	5,240
Mortgage backed securities - U.S. Government sponsored agencies	16,784	16,547	15,519	15,273	13,330	13,038	16,345	16,452
Total securities available for sale	$211,162	$212,343	$213,660	$213,713	$216,742	$216,121	$198,492	$203,841

	30-Jun-17		31-Mar-17		31-Dec-16		30-Jun-16
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Securities Held to Maturity
U.S Government sponsored agencies	$10,000	$9,921	$10,000	$9,876	$10,000	$9,846	$13,501	$13,504
State, county, and municipal	36,392	37,310	35,831	36,321	35,847	36,230	34,806	36,898
Mortgage backed securities - U.S. Government agencies	522	533	669	684	761	782	885	904
Total securities held to maturity	$46,914	$47,764	$46,500	$46,881	$46,608	46,858	$49,192	$51,306

Interest bearing deposits at June 30, 2017 were $944.4 million, an increase of $36.0 million, or 4.0%, from $908.4 million at December 31, 2016. During this period, time deposits $250,000 and over increased $11.7 million, or 9.1%, time deposits less than or equal to $250,000 increased $10.7 million, or 2.4%, MMDA balances increased $8.2 million, or 7.4%, and NOW accounts increased $5.5 million, or 4.0%. Total deposits grew 4.4%, or $45.6 million, during 2017. That increase included a decline in brokered funding of $17.4 million, meaning retail deposits actually grew $63.0 million, or 6.4%, during 2017.

FHLB advances were $76.5 million at June 30, 2017, compared with $81.9 million at December 31, 2016 and $94.3 million at June 30, 2016. Long term debt was $0 at June 30, 2017 compared with $1.7 million at December 31, 2016 and totaled $3.8 million at June 30, 2016. The Company has fully paid a borrowing, initially in the amount of $10.7 million and obtained in April 2014, the proceeds of which were used to redeem the Company’s remaining outstanding TARP preferred stock.

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The following table compares the mix of interest bearing deposits at June 30, 2017, March 31, 2017, December 31, 2016 and June 30, 2016.

INTEREST BEARING DEPOSITS
(Dollars in thousands)
	30-Jun-17	31-Mar-17	31-Dec-16	30-Jun-16
NOW	$142,838	$130,971	$137,332	$133,362
MMDA	119,582	103,042	111,346	107,067
Savings	90,224	92,683	90,340	85,063
Time deposits less than or equal to $250,000	451,352	452,075	440,699	402,434
Time deposits $250,000 and over	140,418	144,859	128,690	113,411
Total interest bearing deposits	$944,414	$923,630	$908,407	$841,337

Shareholders’ equity was $121.8 million at June 30, 2017, $114.5 million at December 31, 2016, and $112.2 million at June 30, 2016.

Asset Quality

Nonaccrual loans were $11.5 million at June 30, 2017, increasing $2.4 million during the second quarter of 2017 and $1.3 million from December 31, 2016 and declining $141,000 from June 30, 2016. One commercial relationship was added to nonaccrual status during the second quarter of 2017, $2.4 million of which is secured by real estate collateral. The relationship has a specific reserve of $460,000.

Loans internally classified as criticized (special mention) loans declined $2.9 million during the second quarter of 2017, declined $3.9 million since year-end 2016 and were $10.5 million lower than one year ago. The 12-month decline in criticized loans is 50.0%.

Internally classified (substandard) loans were $17.2 million at June 30, 2017, a decrease of $1.3 million since March 31, 2017. Classified loans were $1.3 million lower than at year-end 2016 and increased $3.5 million since June 30, 2016.

Other real estate owned was $2.4 million at June 30, 2017, declining $1.2 million during the second quarter of 2017, $2.0 million since year-end 2016 and $2.5 million, or 51.3%, since June 30, 2016.

Total classified and criticized assets of $30.1 million decreased $5.4 million, or 15.2%, during the second quarter of 2017, $7.3 million, or 19.5%, during 2017 and $9.6 million, or 24.1%, since June 30, 2016.

The following chart shows the level of nonaccrual loans, classified loans and criticized loans over the last five quarters.

ASSET QUALITY
(Dollars in thousands)	2017		2016
	30-Jun-17	31-Mar-17	31-Dec-16	30-Sep-16	30-Jun-16
Nonaccrual loans	$11,514	$9,091	$10,243	$11,213	$11,655
Criticized (special mention) loans	10,523	13,416	14,468	15,362	21,032
Classified (substandard) loans	17,191	18,500	18,501	21,366	13,722
Other real estate owned	2,387	3,569	4,427	4,905	4,898
Total classified and criticized assets	$30,101	$35,485	$37,396	$41,633	$39,652

Total nonperforming assets totaled $13.9 million at June 30, 2017 compared with $14.7 million at December 31, 2016. Total nonperforming assets decreased $2.7 million since June 30, 2016. There were net charge-offs of $24,000 in the second quarter of 2017 compared with recoveries of $20,000 in the first quarter of 2017 and net charge-offs of $360,000 in the second quarter of 2016.

The allowance for loan losses equaled 82.4% of nonaccrual loans at June 30, 2017, compared with 92.68% at December 31, 2016 and 80.9% at June 30, 2016. The ratio of the allowance for loan losses to total nonperforming assets was 69.7% at June 30, 2017 compared with 66.1% at December 31, 2016 and 59.9% at June 30, 2016.  The ratio of nonperforming assets to loans and OREO was 1.6% at June 30, 2017 compared with 1.7% at December 31, 2016 and 2.1% at June 30, 2016.

8

The following table reconciles the activity in the Company's non-covered allowance for loan losses, by quarter, for the past five quarters.

ALLOWANCE FOR LOAN LOSSES
(Dollars in thousands)	2017		2016
	Second	First	Fourth	Third	Second
	Quarter	Quarter	Quarter	Quarter	Quarter
Allowance for loan losses:
Beginning of period	$9,513	$9,493	$9,480	$9,434	$9,594
Provision for loan losses	-	-	-	250	200
Net (charge-offs) recoveries	(24)	20	13	(204)	(360)
End of period	$9,489	$9,513	$9,493	$9,480	$9,434

The following table sets forth selected asset quality data, excluding PCI loans, and ratios for the dates indicated.

ASSET QUALITY (excluding PCI loans)
(Dollars in thousands)	2017		2016
	30-Jun-17	31-Mar-17	31-Dec-16	30-Sep-16	30-Jun-16
Nonaccrual loans	$11,514	$9,091	$10,243	$11,213	$11,655
Loans past due over 90 days and accruing interest	-	112	-	-	-
Total nonperforming loans	11,514	9,203	10,243	11,213	11,655
Other real estate owned	2,387	3,569	4,427	4,905	4,898
Total nonperforming assets	$13,901	$12,772	$14,670	$16,118	$16,553

Allowance for loan losses to loans	1.10%	1.12%	1.14%	1.17%	1.20
Allowances for loan losses to nonperforming assets	69.70	76.05	66.07	61.82	59.92
Allowance for loan losses excluding PCI loans, to nonaccrual loans	82.41	104.64	92.68	84.54	80.94
Nonperforming assets to loans and other real estate	1.60	1.49	1.74	1.97	2.10
Net charge-offs/(recoveries) for quarter to average loans, annualized	0.01%	(0.01)%	(0.01)%	0.10%	0.19

A further breakout of nonaccrual loans, excluding PCI loans, at June 30, 2017, December 31, 2016 and June 30, 2016 is below.

NONACCRUAL LOANS (excluding PCI loans)
(Dollars in thousands)	30-Jun-17	31-Dec-16	30-Jun-16
	Amount	Amount	Amount
Mortgage loans on real estate:
Residential 1-4 family	$2,130	$2,893	$3,976
Commercial	3,548	1,758	1,702
Construction and land development	4,296	5,495	5,705
Second mortgages	-	-	135
Agriculture	258	-	-
Total real estate loans	$10,232	$10,146	$11,518
Commercial loans	1,272	53	54
Consumer installment loans	10	44	83
Gross loans	$11,514	$10,243	$11,655

9

Capital Requirements

The Company’s ratio of total risk-based capital was 13.5% at June 30, 2017 compared with 13.2% at December 31, 2016. The tier 1 risk-based capital ratio was 12.6% at June 30, 2017 and 12.2% at December 31, 2016. The Company’s tier 1 leverage ratio was 9.9% at June 30, 2017 and 9.6% at December 31, 2016.  All capital ratios exceed regulatory minimums to be considered well capitalized. BASEL III introduced the common equity tier 1 capital ratio, which was 12.2% at June 30, 2017 and 11.8% at December 31, 2016.

Earnings Conference Call and Webcast

The Company will host a conference call for interested parties on Wednesday, July 26, 2017, at 10:00 a.m. Eastern Time to discuss the financial results for the second quarter of 2017. The public is invited to listen to this conference call by dialing 866-374-8379 at least five minutes prior to the call.  Interested parties may also listen to this conference call through the internet by accessing the "Corporate Overview – Corporate Profile" page of the Company's internet site at www.cbtrustcorp.com.

A replay of the conference call will be available from 12:00 noon Eastern Time on July 26, 2017, until 9:00 a.m. Eastern Time on August 9, 2017. The replay will be available by dialing 877-344-7529 and entering access code 10110164 or through the internet by accessing the "Corporate Overview – Corporate Profile" page of the Company's internet site at www.cbtrustcorp.com.

About Community Bankers Trust Corporation and Essex Bank

Community Bankers Trust Corporation is the holding company for Essex Bank, a Virginia state bank with 25 full-service offices, 19 of which are in Virginia and six of which are in Maryland.  The Bank also operates one loan production office in Virginia.  The Bank opened new branch offices in West Broad Marketplace in the Short Pump area of metropolitan Richmond on May 16, 2017 and on Timberlake Road in Lynchburg, Virginia on June 19, 2017.

Additional information on the Bank is available on the Bank’s website at www.essexbank.com. For information on Community Bankers Trust Corporation, please visit its website at www.cbtrustcorp.com.

Forward-Looking Statements

This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. These forward-looking statements include, without limitation, statements with respect to the Company’s operations, performance, future strategy and goals. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, without limitation, the effects of and changes in the following: the quality or composition of the Company’s loan or investment portfolios, including collateral values and the repayment abilities of borrowers and issuers; assumptions that underlie the Company’s allowance for loan losses; general economic and market conditions, either nationally or in the Company’s market areas; the interest rate environment; competitive pressures among banks and financial institutions or from companies outside the banking industry; real estate values; the demand for deposit, loan and investment products and other financial services; the demand, development and acceptance of new products and services; the performance of vendors or other parties with which the Company does business; time and costs associated with de novo branching, acquisitions, dispositions and similar transactions; the realization of gains and expense savings from acquisitions, dispositions and similar transactions; consumer profiles and spending and savings habits; levels of fraud in the banking industry; the level of attempted cyber-attacks in the banking industry; the securities and credit markets; costs associated with the integration of banking and other internal operations; the soundness of other financial institutions with which the Company does business; inflation; technology; and legislative and regulatory requirements. Many of these factors and additional risks and uncertainties are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and other reports filed from time to time by the Company with the Securities and Exchange Commission. This press release speaks only as of its date, and the Company disclaims any duty to update the information in it.

Contact: Bruce E. Thomas

Executive Vice President/Chief Financial Officer

Community Bankers Trust Corporation

804-934-9999

10

COMMUNITY BANKERS TRUST CORPORATION
CONSOLIDATED BALANCE SHEETS
UNAUDITED CONDENSED
(Dollars in thousands)
	30-Jun-17	31-Dec-16	30-Jun-16
Assets
Cash and due from banks	$11,342	$13,828	$9,215
Interest bearing bank deposits	29,908	7,244	8,979
Federal funds sold	152	-	-
Total cash and cash equivalents	41,402	21,072	18,194

Securities available for sale, at fair value	212,343	216,121	203,841
Securities held to maturity, at cost	46,914	46,608	49,192
Equity securities, restricted, at cost	8,048	8,290	8,647
Total securities	267,305	271,019	261,680

Loans held for resale	-	-	1,763

Loans	864,049	836,299	785,016
Purchased credit impaired (PCI) loans	48,387	51,964	54,766
Allowance for loan losses	(9,489)	(9,493)	(9,434)
Allowance for loan losses – PCI loans	(200)	(200)	(484)
Net loans	902,747	878,570	829,864

Bank premises and equipment, net	29,771	28,357	27,654
Other real estate owned	2,387	4,427	4,898
Bank owned life insurance	27,723	27,339	26,941
Core deposit intangibles, net	82	898	1,852
Other assets	19,090	18,134	16,676
Total assets	$1,290,507	$1,249,816	$1,189,522

Liabilities
Deposits:
Noninterest bearing	$138,471	$128,887	$115,677
Interest bearing	944,414	908,407	841,337
Total deposits	1,082,885	1,037,294	957,014

Federal funds purchased	-	4,714	12,301
Federal Home Loan Bank advances	76,494	81,887	94,274
Long term debt	-	1,670	3,806
Trust preferred capital notes	4,124	4,124	4,124
Other liabilities	5,247	5,591	5,772
Total liabilities	1,168,750	1,135,280	1,077,291

Shareholders' Equity
Common stock (200,000,000 shares authorized $0.01 par value;22,037,221, 21,959,648, 21,911,300, shares issued and outstanding, respectively)	220	220	219
Additional paid in capital	147,250	146,667	146,273
Retained deficit	(25,701)	(31,128)	(36,312)
Accumulated other comprehensive income (loss)	(12)	(1,223)	2,051
Total shareholders' equity	121,757	114,536	112,231
Total liabilities and shareholders' equity	$1,290,507	$1,249,816	$1,189,522

11

COMMUNITY BANKERS TRUST CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED CONDENSED
(Dollars in thousands)	YTD	Three months ended		YTD	Three months ended
	2017	30-Jun-17	31-Mar-17	2016	30-Jun-16	31-Mar-16
Interest and dividend income
Interest and fees on loans	$19,549	$9,952	$9,597	$17,426	$8,873	$8,553
Interest and fees on PCI loans	2,932	1,453	1,479	3,155	1,556	1,599
Interest on deposits in other banks	78	52	26	44	23	21
Interest and dividends on securities
Taxable	2,406	1,157	1,249	2,395	1,124	1,271
Nontaxable	1,203	606	597	1,151	557	594
Total interest and dividend income	26,168	13,220	12,948	24,171	12,133	12,038
Interest expense
Interest on deposits	3,723	1,944	1,779	3,088	1,537	1,551
Interest on other borrowed funds	604	302	302	737	363	374
Total interest expense	4,327	2,246	2,081	3,825	1,900	1,925

Net interest income	21,841	10,974	10,867	20,346	10,233	10,113

Provision for loan losses	-	-	-	200	200	-
Net interest income after provision for loan losses	21,841	10,974	10,867	20,146	10,033	10,113

Noninterest income
Service charges on deposit accounts	1,333	690	643	1,168	599	569
Gain on securities transactions, net	132	37	95	520	261	259
Income on bank owned life insurance	469	235	234	392	204	188
Mortgage loan income	104	71	33	347	174	173
Other	303	155	148	289	157	132
Total noninterest income	2,341	1,188	1,153	2,716	1,395	1,321

Noninterest expense
Salaries and employee benefits	9,568	4,886	4,682	9,172	4,561	4,611
Occupancy expenses	1,472	740	732	1,287	646	641
Equipment expenses	544	260	284	487	248	239
FDIC assessment	365	164	201	503	252	251
Data processing fees	965	477	488	820	405	415
Amortization of intangibles	816	339	477	953	476	477
Other real estate expenses (income) , net	61	34	27	(117)	(15)	(102)
Other operating expenses	3,196	1,636	1,560	3,155	1,656	1,499
Total noninterest expense	16,987	8,536	8,451	16,260	8,229	8,031

Income before income taxes	7,195	3,626	3,569	6,602	3,199	3,403
Income tax expense	1,768	692	1,076	1,864	881	983
Net income	$5,427	$2,934	$2,493	$4,738	$2,318	$2,420

12

COMMUNITY BANKERS TRUST CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED CONDENSED

(Dollars in thousands)	Three months ended
	30-Jun-17	31-Mar-17	31-Dec-16	30-Sep-16	30-Jun-16
Interest and dividend income
Interest and fees on loans	$9,952	$9,597	$9,416	$9,156	$8,873
Interest and fees on PCI loans	1,453	1,479	1,526	1,549	1,556
Interest on deposits in other banks	52	26	56	22	23
Interest and dividends on securities
Taxable	1,157	1,249	1,168	1,133	1,124
Nontaxable	606	597	551	547	557
Total interest and dividend income	13,220	12,948	12,717	12,407	12,133
Interest expense
Interest on deposits	1,944	1,779	1,744	1,550	1,537
Interest on other borrowed funds	302	302	347	354	363
Total interest expense	2,246	2,081	2,091	1,904	1,900

Net interest income	10,974	10,867	10,626	10,503	10,233

Provision (credit) for loan losses	-	-	(284)	250	200
Net interest income after provision for loan losses	10,974	10,867	10,910	10,253	10,033

Noninterest income
Service charges on deposit accounts	690	643	635	617	599
Gain on securities transactions, net	37	95	26	88	261
Income on bank owned life insurance	235	234	240	238	204
Mortgage loan income	71	33	7	252	174
Other	155	148	210	150	157
Total noninterest income	1,188	1,153	1,118	1,345	1,395

Noninterest expense
Salaries and employee benefits	4,886	4,682	4,564	4,676	4,561
Occupancy expenses	740	732	694	756	646
Equipment expenses	260	284	270	242	248
FDIC assessment	164	201	67	253	252
Data processing fees	477	488	444	410	405
Amortization of intangibles	339	477	477	477	476
Other real estate expenses (income), net	34	27	264	28	(15)
Other operating expenses	1,636	1,560	1,432	1,436	1,656
Total noninterest expense	8,536	8,451	8,212	8,278	8,229

Income before income taxes	3,626	3,569	3,816	3,320	3,199
Income tax expense	692	1,076	1,090	862	881
Net income	$2,934	$2,493	$2,726	$2,458	$2,318

13

COMMUNITY BANKERS TRUST CORPORATION
NET INTEREST MARGIN ANALYSIS
AVERAGE BALANCE SHEETS
(Dollars in thousands)

	Three months ended June 30, 2017			Three months ended June 30, 2016
	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid
ASSETS:
Loans, including fees	$860,393	$9,952	4.64%	$774,553	$8,873	4.59%
PCI loans, including fees	49,253	1,453	11.80	55,780	1,556	11.19
Total loans	909,646	11,405	5.03	830,333	10,429	5.04
Interest bearing bank balances	19,225	52	1.10	13,338	23	0.71
Federal funds sold	137	-	1.04	-	-	-
Securities (taxable)	182,227	1,157	2.54	178,915	1,124	2.51
Securities (tax exempt)(1)	85,972	918	4.27	81,205	844	4.16
Total earning assets	1,197,207	13,532	4.53	1,103,791	12,420	4.51
Allowance for loan losses	(9,697)			(10,014)
Non-earning assets	89,222			84,859
Total assets	$1,276,732			$1,178,636

LIABILITIES AND
SHAREHOLDERS’ EQUITY
Demand - interest bearing	$241,376	$154	0.26	$234,051	$152	0.26
Savings	91,723	60	0.26	84,508	55	0.26
Time deposits	598,965	1,730	1.16	520,207	1,330	1.02
Total interest bearing deposits	932,064	1,944	0.84	838,766	1,537	0.73
Short-term borrowings	517	2	1.37	1,405	3	0.92
FHLB and other borrowings	84,761	300	1.42	103,883	302	1.17
Long- term debt	-	-	-	4,862	58	4.75
Total interest bearing liabilities	1,017,342	2,246	0.89	948,916	1,900	0.80
Noninterest bearing deposits	133,320			113,777
Other liabilities	5,654			5,076
Total liabilities	1,156,316			1,067,769
Shareholders’ equity	120,416			110,867
Total liabilities and
Shareholders’ equity	$1,276,732			$1,178,636
Net interest earnings		$11,286			$10,520
Interest spread			3.64%			3.71%
Net interest margin			3.78%			3.82%

Tax-equivalent adjustment:
Securities		$312			$287

(1) Income and yields are reported on a tax-equivalent basis assuming a federal tax rate of 34%.

14

COMMUNITY BANKERS TRUST CORPORATION
NET INTEREST MARGIN ANALYSIS
AVERAGE BALANCE SHEETS
(Dollars in thousands)

	Six months ended June 30, 2017			Six months ended June 30, 2016
	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid
ASSETS:
Loans, including fees	$849,839	$19,549	4.64%	$764,093	$17,426	4.57%
PCI loans, including fees	50,011	2,932	11.66	56,820	3,155	11.14
Total loans	899,850	22,481	5.04	820,913	20,581	5.03
Interest bearing bank balances	14,207	78	1.11	11,665	44	0.77
Federal funds sold	93	-	1.00	-	-	-
Securities (taxable)	182,734	2,406	2.63	181,788	2,395	2.63
Securities (tax exempt)(1)	85,353	1,822	4.27	83,631	1,744	4.17
Total earning assets	1,182,237	26,787	4.57	1,097,997	24,764	4.52
Allowance for loan losses	(9,709)			(10,046)
Non-earning assets	88,919			83,344
Total assets	$1,261,447			$1,171,295

LIABILITIES AND
SHAREHOLDERS’ EQUITY
Demand - interest bearing	$240,110	$295	0.25	$232,356	$325	0.28
Savings	91,829	121	0.27	83,818	118	0.28
Time deposits	586,722	3,307	1.14	523,337	2,645	1.01
Total interest bearing deposits	918,661	3,723	0.82	839,511	3,088	0.74
Short-term borrowings	1,306	7	1.14	2,102	8	0.80
FHLB and other borrowings	87,354	597	1.38	103,949	608	1.17
Long- term debt	-	-	-	5,264	121	4.54
Total interest bearing liabilities	1,007,321	4,327	0.87	950,826	3,825	0.81
Noninterest bearing deposits	130,091			106,282
Other liabilities	5,534			5,067
Total liabilities	1,142,946			1,062,175
Shareholders’ equity	118,500			109,120
Total liabilities and
shareholders’ equity	$1,261,446			$1,171,295
Net interest earnings		$22,461			$20,939
Interest spread			3.70%			3.71%
Net interest margin			3.83%			3.82%

Tax-equivalent adjustment:
Securities		$619			$593

(1) Income and yields are reported on a tax-equivalent basis assuming a federal tax rate of 34%.

15

Non-GAAP Financial Measures

The information below presents certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP). Common tangible book value equals total shareholders’ equity less identifiable intangible assets and common tangible book value per share is computed by dividing common tangible book value by the number of common shares outstanding. Common tangible assets equal total assets less identifiable intangible assets.

Management believes that common tangible book value and the ratio of common tangible book value to common tangible assets are meaningful because they are some of the measures that the Company and investors use to assess capital adequacy. Management believes that presenting the change in common tangible book value per share, the change in stock price to common tangible book value per share, and the change in the ratio of common tangible book value to common tangible assets provide meaningful period-to-period comparisons of these measures.

These measures are a supplement to GAAP used to prepare the Company’s financial statements and should not be viewed as a substitute for GAAP measures. In addition, the Company’s non-GAAP measures may not be comparable to non-GAAP measures of other companies. The following table reconciles these non-GAAP measures from their respective GAAP basis measures.

Common Tangible Book Value
(Dollars and shares outstanding in thousands)	30-Jun-17	31-Mar-17	31-Dec-16	30-Jun-16

Total shareholders’ equity	$121,757	$117,713	$114,536	$112,231
Core deposit intangible (net)	82	421	898	1,852
Common tangible book value	$121,675	$117,292	$113,638	$110,379
Shares outstanding	22,037	21,971	21,960	21,911
Common tangible book value per share	$5.52	$5.34	$5.17	$5.04

Stock price	$8.25	$8.00	$7.25	$5.18

Price/common tangible book	149.42%	149.85%	140.10%	102.78%

Common tangible equity/common tangible assets
Total assets	$1,290,507	$1,262,721	$1,249,816	$1,189,522
Core deposit intangible	82	421	898	1,852
Common tangible assets	$1,290,425	$1,262,301	$1,248,918	$1,187,670
Common tangible equity	$121,675	$117,292	$113,638	$110,379

Common tangible equity to common tangible assets	9.43%	9.29%	9.10%	9.29%

16